EXHIBIT 5.1

[CROWE & DUNLEVY, A PROFESSIONAL CORPORATION LETTERHEAD]

April 30, 2007

Continental Resources, Inc.

302 N. Independence

Enid, Oklahoma 73701

Ladies and Gentlemen:

We have acted as Oklahoma counsel to Continental Resources, Inc., an Oklahoma corporation (the “Company”), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-1 (together with any amendments thereto, the “Registration Statement,” File No. 333-132257) under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of the offering and sale by the Company of 8,850,000 shares (the “Company Shares”) and by the selling shareholder listed in the Registration Statement of 20,650,000 shares (the “Selling Shareholder Shares”) of the Company’s common stock.

As the basis for the opinion hereinafter expressed, we examined, among other things, such statutes, including the Oklahoma General Corporation Act, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

Based on the foregoing, on such legal considerations as we deem relevant and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1	The Company Shares, when issued and delivered on behalf of the Company against payment therefor as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

2	The Selling Shareholder Shares have previously been validly issued and are fully paid and nonassessable.

This opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of Oklahoma.

We hereby consent to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

CROWE & DUNLEVY, A PROFESSIONAL CORPORATION

By:	/s/ Michael M. Stewart
Michael M. Stewart

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